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                                                                   Exhibit 10.18


                        AGREEMENT FOR ASSIGNMENT OF LEASE

                            Re: Lease of 7029 Church Street East, Brentwood, Williamson County, TN

        THIS AGREEMENT FOR ASSIGNMENT OF LEASE (the "Agreement") is made and entered into with an effective date of July 17, 2000 by and between FRANKLIN NATIONAL BANK ("Seller") and TMP, INC., a Tennessee Corporation (a registered bank holding company under the Federal Bank Holding Company Act of 1956, as amended, and a 100% owner of Pinnacle National Bank, N.A, in formation), ("Buyer").

                                   WITNESSETH:

        WHEREAS, Seller is the Assignee of First Union National Bank of Tennessee dated July 21, 1994, and as such is the tenant of certain demised premises located at 7029 Church Street East, Brentwood, Williamson County, Tennessee (the "Property") under Lease Agreement with Jack J. Stearns and wife, Edna Stearns as landlord ("Landlord") dated April 1, 1985 (the "Lease"), a copy of which has been provided to Buyer by Seller; and

        WHEREAS, Seller desires to assign, and Buyer desires to take assignment of and to assume the Lease in accordance with the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to assign the Lease and Buyer agrees to assume the Lease upon the following terms and conditions:

         1. PURCHASE PRICE. The purchase price for the assignment of the Lease shall be $330,000.00 and shall be payable by Buyer by certified check, bank check, or other current funds as follows:

                  (a) $50,000.00 shall be payable as a good faith deposit upon execution of the Agreement; and

                  (b) $280,000.00 shall be payable directly to Seller upon Delivery of Possession of the Property under the Lease as provided in paragraph 4 below.

         2. TERMS OF ASSIGNMENT. Buyer shall execute and deliver an assignment of the Lease (the "Assignment") that assigns and quitclaims to Buyer, beginning as of August 1, 2000, all of Seller's right, title and interest in and to the Lease and any buildings, fixtures, and improvements on the Property, subject to Seller's right to remain in possession under the Lease until Delivery of Possession (as defined in paragraph 4 below) and subject to any liens, easements, rights-of-way, restrictions or other matters affecting title to the Property. The foregoing are to be assigned and accepted in their "AS IS/WHERE IS" condition and without warranty, express or implied, as to the condition or merchantability thereof or the fitness thereof


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for any particular use or purpose. The Assignment shall specifically include the assignment of any right to extend or renew the term of the Lease. The Assignment must include the consent by Landlord to the assignment and the release of Seller by Landlord from any further liability under the Lease after March 31, 2005. The Assignment shall also be executed by Buyer and shall provide that Buyer assumes and agrees to perform directly the liabilities and obligations of the tenant under the Lease in accordance with the terms of the Lease beginning as of August 1, 2000, subject to Seller's right to remain in possession under the Lease until Delivery of Possession (as defined in paragraph 4 below).

        As of Delivery of Possession, Seller shall also assign and quitclaim to Buyer the items of personal property described on Exhibit A attached hereto, the foregoing to be assigned and accepted in their "AS IS/WHERE IS" condition and without warranty, express or implied, as to the condition or merchantability thereof or the fitness thereof for any particular use or purpose.

        3. CONSENT OF LANDLORD. Buyer and Seller agree that if Seller is unable to secure the consent and release by Landlord as required under paragraph 2 above as of fourteen (14) days after the date the Assignment is to be executed by Buyer and Seller, then unless such date is extended by the mutual agreement of the parties, this Agreement shall terminate and Buyer shall be entitled to receive a refund of the good faith deposit in full satisfaction of the obligations of the parties under this Agreement.

        4. POSSESSION. Seller shall deliver to Buyer possession of the Property under the Lease ("Delivery of Possession") on July 31, 2000. Seller shall have the right to remain in possession of the Property and shall pay all rent, fees or expenses due under the Lease through Delivery of Possession. As of Delivery of Possession, any and all rent, fees or expenses due under the Lease shall be prorated between Buyer and Seller on a daily basis and shall be paid by or refunded to Seller, as appropriate. Beginning as of the date of Delivery of Possession, Buyer shall become responsible for the payment of any and all rent, fees or expenses due and payable under the Lease.

        5. CLOSING MATTERS. Seller and Buyer shall each pay for their own attorney's fees incurred in connection with this transaction. Buyer shall pay for any recording fees and for its title work, inspections and any other costs incurred by Buyer in connection with this transaction. Buyer shall pay for any fees incurred and demanded by Landlord as consideration in connection with this transaction. Ad valorem real property taxes, personal property taxes, and rent due under the Lease shall be prorated between Seller and Buyer as of Delivery of Possession and paid or credited, as appropriate. Utilities through the date of Delivery of Possession shall be the responsibility of Seller to pay when due, and thereafter utilities shall be paid by Buyer. Buyer shall provide at Delivery of Possession evidence of the insurance coverage required to be maintained by the tenant under the Lease naming Landlord, Seller, and Buyer as insureds, as their interests may appear.

        6. RIGHT OF ENTRY AND INSPECTION. Seller hereby grants to Buyer and Buyer's agents the right to enter upon the Property at any reasonable time or times, with notice to Seller, prior to Delivery of Possession for the purpose of inspecting the Property, performing surveys, engineering studies and inspections, and for any lawful purpose consistent with or in connection


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with the Agreement; provided, however, Buyer shall be responsible to repair or pay for the repair of any damage to the Property occasioned thereby and Buyer shall indemnify and hold harmless Seller against any claims or liabilities arising from or relating to such activities of Buyer or its agents on the Property.

        7. RISK OF LOSS. Risk of loss by damage, fire or other casualty shall remain with Seller until the Delivery of Possession.

        8. NO ASSIGNMENT. This Agreement may be assigned by Buyer only with the written consent of Seller.

        9. DEFAULT. In the event (a) of any default by Seller under the terms of this Agreement, (b) all of the conditions of this Agreement to be satisfied by Buyer have not been satisfied or are not capable of being satisfied as of the date specified in this Agreement, or (c) any of the representations made by Seller hereunder are untrue, Buyer shall have the right to rescind and terminate this Agreement and to receive a full refund of all the good faith deposit paid hereunder, without limiting any of Buyers claims or remedies available to Buyer at law or in equity for damages or for specific performance arising out of Seller's default. In the event of a default by Buyer under the terms of this Agreement, the good faith deposit paid hereunder shall be forfeited to Seller without limiting any other claims or remedies available to Seller at law or in equity for damages or for specific performance arising out of Buyers default.

        10. BROKER. Buyer and Seller represent to each other that, except for John Eakin Property, they are not obligated to pay any broker's commissions or finder's fees in connection with this transaction and that they have not dealt with any real estate broker in connection with this transaction. Seller shall separately pay John Eakin Property a fee of $30,000.00.

        11. NOTICES. Any notice required or permitted to be given under the terms of this Agreement shall be deemed to have been given as of the date delivered in person or if mailed, as of the date such notice is deposited with the United States Post Office as a certified letter, return receipt requested, postage prepaid, addressed to the parties as follows:

                  If to Buyer:            TMP, Inc. and
                                          Pinnacle National Bank (in formation)
                                          Attention: Terry Turner
                                          3401 West End Avenue, Suite 206
                                          Nashville, Tennessee 37203

                  If to Seller:           Franklin National Bank
                                          Attention: Mr. George J. Regg, Jr.
                                          230 Public Square
                                          Franklin, Tennessee 37064

        12. CONSTRUCTION OF AGREEMENT. The waiver of any provisions of this Agreement by either party hereto shall constitute a waiver of that provision on that occasion only, and shall not constitute a waiver of any other provision hereof or of that provision with respect to any other


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occasion. This Agreement contains the entire agreement of the parties with respect to the transactions herein set forth and it may not be amended or modified except by the written agreement of the parties hereto. In the absence of a specific provision herein to the contrary, the party upon whom an obligation is imposed shall perform the obligation at its expense.

        13. SURVIVAL. Any provision contained herein which by its nature and effect is required to be observed, kept or performed after the Closing, shall survive the Closing and remain binding upon and for the benefit of the parties hereto until Delivery of Possession. This Agreement shall be binding upon and shall inure to the benefit of the successors or assigns of the parties hereto.

         14. REPRESENTATIONS OF SELLER. Seller hereby makes the following representations which shall, as a condition of this Agreement, continue to be true as of the date of Closing and as of Delivery of Possession.

                (a) Seller has the authority to enter into this Agreement and Seller now holds the leasehold interest to the Property under the Lease.

                (b) There are no existing assignments of the Lease or subleases of or affecting the Property.

                  (c) The Lease is in full force and effect, Seller is not in default under the Lease, and Seller has or will pay rent and other fees due thereunder through the Delivery of Possession.

         15. ACCEPTANCE. This Agreement shall be null and void if Buyer has not delivered a fully signed and sealed counterpart original hereof to Seller by 5:00 p.m. on July 17, 2000.

         IN WITNESS WHEREOF, Seller and Buyer have signed this instrument in multiple originals, one of which is acknowledged to have been retained by each party, and each which shall be deemed an original for all purposes.



                   Seller:   FRANKLIN NATIONAL BANK

                             By:      SIGNATURE ILLEGIBLE
                                 ---------------------------------------------
                                    President

                   Buyer:    TMP, INC., and
                             PINNACLE NATIONAL BANK (in formation)

                             By:      /S/ ROBERT A. MCCABE, JR
                                 ---------------------------------------------
                                   Chairman

                             Subject to TMP, Inc. Letter dated July 13, 2000




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                                                                       EXHIBIT A

FURNITURE/EQUIPMENT LIST

Desks - 8
Credenzas - 7
Executive Chairs - 4
Secretarial Chairs - 3
Lamps - 4
Framed Prints - 13
Love Seat - 1
Arm Chairs - 2
Side Chairs - 16
Small Coffee Pot Table - 1
Custom Check/Counter Table - 1
Diebold vault door Lock box viewing table with 1 side chair
3 window teller counters
Drive-thru teller counter
5 teller stools
Storage counter behind tellers - sliding doors & drawers
Diebold audio system microphone - 2 (drive-thru)
CCTV Camera - 2
4 lane drive-thru with closed circuit camera - 2
Panasonic cassette deck
Sony receiver
Sanyo microwave


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                                    TMP, INC.


July 13, 2000


Mr. George J. Regg, Jr.
Franklin National Bank
230 Public Square
Franklin, TN  37064

RE:  Agreement for Assignment of Lease

Dear George:

Please find enclosed our acceptance of the Agreement of Assignment of Lease dated July 17, 2000 based on the following conditions and changes:

1. The purchase price shall be reduced from $330,000 to $315,000. However, the commission in paragraph 10 shall be reduced to $15,000.

2. Buyer shall begin payment under the Lease as requested on August 1, 2000.

3. Paragraph 1 (b) shall read "$240,000 shall be payable directly to Seller within fifteen days of regulatory approval but not later than October 15, 2000."

4. Buyer shall have an inspection period until July 28, 2000. If the Buyer determines that the property will not work for the Buyer's use for any reason during the inspection period, then the $50,000 good faith deposit shall be returned to the Buyer.

If these terms are acceptable, please have this letter accepted on behalf of Franklin National Bank.

Sincerely,




Robert A. McCabe, Jr.



Agreed to and accepted:
FRANKLIN NATIONAL BANK

BY:      SIGNATURE ILLEGIBLE
   -------------------------------

TITLE:   PRESIDENT
      ----------------------------


          3401 West End Avenue o Suite 306 o Nashville, Tennessee 37203